                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 12th day of November, 1997, between SHONEY'S, INC., a Tennessee corporation, whose principal place of business is located at 1727 Elm Hill Pike, Nashville, Tennessee 37210 (the "Employer"), and C. STEPHEN LYNN, a resident of Nashville, Tennessee (the "Employee").

         WHEREAS, the Employer and Employee entered into an Employment Agreement dated as of April 11, 1995, as amended by an Addendum thereto dated as of April 11, 1995 (the "Employment Agreement"); and

         WHEREAS, the parties wish to amend the Employment Agreement and to restate the Employment Agreement as so amended.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties agree that the Employment Agreement is hereby amended and restated in its entirety to read as follows:

         1.       TERM OF EMPLOYMENT.

                  1.1 Employment; Duties. Employer hereby employs Employee as Chairman of the Board of Employer with such duties and responsibilities as Employer's Board of Directors shall designate. In addition, Employee will render to Employer advice and consultation from time to time as reasonably requested by the Board of Directors of Employer. It is understood and agreed that Employee may during the term of his employment own, manage, operate or participate in a firm that provides venture capital financing to various portfolio companies, including those engaged in the food service business; provided, such activities will be consistent with Employee's commitments hereunder, Employee shall not serve as an employee or a director of any portfolio company involved in the food service business and such portfolio companies shall not be involved in the family dining or fresh seafood segments of the restaurant industry. Employee hereby accepts such employment and agrees to render such services upon the terms and conditions hereinafter set forth. Employee hereby resigns from the offices of President and Chief Executive Officer of Employer and resigns each of the other offices held with the Employer or its subsidiaries.

                  1.2 Employment Term. Mr. Lynn shall serve as Chairman of the Board of Employer from the date hereof through December 31, 1998 (the "Employment Term"), unless sooner terminated as herein provided.

Employer ______            (Initial Here)

Employee ______

         2.       COMPENSATION AND BENEFITS OF EMPLOYEE.

                  2.1 Salary. As compensation for his services hereunder, Employee shall receive a salary of $550,000 per annum during the Employment Term, which shall be payable in accordance with the general payroll practices of Employer.

                  2.2 Additional Payments. Following the conclusion of the Employment Term and through April 30, 1999 (the "Severance Term"), Employee shall receive $183,333.33, which shall be payable during such period in accordance with the general payroll practices of Employer.

                  2.3 Restricted Stock.

                      2.3.1 Shares. Subject to all of the conditions (including, without limitation, the time of vesting and right to receive) and restrictions set forth in this Section 2.3.1, Employer has granted to Employee an award of 50,000 shares (the "Restricted Shares") of the Employer's $1.00 par value common stock (the "Shares"). The Restricted Shares shall become vested in, and shall be distributed to, the Employee in three (3) installments on each of the dates set forth below (each of which shall be referred to as a "Distribution Date," with the three (3) dates being collectively referred to as the "Distribution Dates") in the following respective amounts:

                                                             Number of
        Distribution Date                                     Shares
        -----------------                                    ---------
         April 11, 1996                                        16,500
         April 11, 1997                                        16,500
         April 11, 1998                                        17,000
                                                               ------
                  Total                                        50,000
                                                               ======

Immediately following each Distribution Date, the Employer shall promptly cause its transfer agent to issue a certificate to the Employee evidencing the Restricted Shares that became distributable to the Employee on the Distribution Date. The Employer's obligation to cause the issuance of any stock certificate to Employee shall be subject to any applicable federal, state, or local tax withholding requirements. If, prior to a Distribution Date, the Employee's employment is terminated pursuant to Section 3.1.2 or Section 3.2, all rights of the Employee in any Restricted Shares awarded under this Section 2.3.1 that, as of the date of such termination, have not become distributable to the Employee shall thereupon immediately terminate and become forfeited. Employee shall not have any rights as a shareholder with respect to any Restricted Shares until the issuance of a stock certificate evidencing the Restricted Shares. The number of Restricted Shares awarded the Employee under this Section 2.3.1 shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Shares or any recapitalization of the Employer occurring prior to a Distribution Date. Except as provided in the preceding sentence,

Employer ______            (Initial Here)

Employee ______
no adjustment shall be made on the issuance of a stock certificate to the Employee as to any dividends or other rights for which the record date occurred prior to a Distribution Date. The right of the Employee to receive the Restricted Shares shall not be assignable or transferable otherwise than by will or the laws of descent and distribution. If in the opinion of its counsel, the issuance of any Shares hereunder shall not be lawful for any reason, including the inability of the Employer to obtain from any regulatory body having jurisdiction or authority deemed by such counsel to be necessary for such issuance, the Employer shall not be obligated to issue any such Restricted Shares, but, in such event, shall be obligated to provide Employee with cash or non-cash consideration having equivalent after tax value which is acceptable to the Employee in the exercise of Employee's reasonable discretion. Upon receipt of Restricted Shares at a time when there is not in effect under the Securities Act of 1933, as amended, a current registration statement relating to the Restricted Shares, the Employee shall represent and warrant in writing to the Employer that the Restricted Shares are being acquired for investment and not with a view to the distribution thereof and shall agree to the placement of a legend on the certificate or certificates representing the Restricted Shares evidencing the restrictions on transfer under said Act and the issuance of stop-transfer instructions by the Employer to its transfer agent with respect thereto. No Restricted Shares shall be issued hereunder unless and until the then applicable requirements of the Securities Act of 1933, the Tennessee Business Corporation Act, the Tennessee Securities Act of 1980, as any of the same may be amended, the rules and regulations of the Securities and Exchange Commission and any other regulatory agencies and laws having jurisdiction over or applicability to the Employer, and the rules and regulations of any securities exchange on which the Shares may be listed, shall have been fully complied with and satisfied. Employer shall use its best efforts to cause all such requirements to be promptly and completely satisfied.

                           2.3.2  Cash Component. Upon the issuance of a
certificate for any Restricted Shares pursuant to Section 2.3.1, Employee shall be paid a cash bonus by the Employer. The bonus payable pursuant to the preceding sentence shall be determined by subtracting the Restricted Share Value from the Restricted Share Gross Up. "Restricted Share Value" shall mean the fair market value of any Restricted Shares on the date that they become distributable to the Employee. "Restricted Share Gross Up" shall mean an amount equal to the result derived by dividing: (a) the Restricted Share Value by (b) the Tax Factor. "Tax Factor" shall mean the greater of: (i) sixty-four percent (64%); or
(ii) the difference between one hundred percent (100%) and the highest marginal individual income tax rate set forth in the Internal Revenue Code of 1986, as amended, in the year in which the Employee receives the portion of the Restricted Shares with respect to which this bonus is being calculated.

                  2.4 Other Benefit Programs. Employee shall be entitled to continue to receive during the Employment Term and the Severance Term substantially equivalent medical, disability and other employee benefit programs, excluding bonus, as Employee receives on the date of this Agreement.


Employer ______            (Initial Here)

Employee ______

                  2.5 Office Space; Secretarial Services. Promptly following the date of this Agreement, Employee shall vacate his office at the Employer's headquarters. The Employer will reimburse Employee during the Employment Term and the Severance Term for accountable, out of pocket expenses incurred by Employee for office space, furniture and equipment, not to exceed an amount mutually agreeable to Employer and Employee, and for secretarial services substantially comparable to those currently provided, not to exceed the Employer's current cost for such services

                  2.6 Legal Fees. Employer shall reimburse Employee for his reasonable legal expenses incurred in connection with the negotiation of this Agreement.


         3.       TERMINATION OF EMPLOYMENT; SEVERANCE.

                  3.1      By Employer.

                           3.1.1 Termination Without Cause. Employer's Board of
Directors may terminate Employee's employment, with or without cause, at any time by giving written notice of such termination to Employee, such termination of employment to be effective on a date specified in such notice; provided, however, that only in the event of such a termination without cause, Employee shall be entitled to receive the sum of the amount due Employee for salary during the balance of the Employment Term and any payments required to be made during the Severance Term. Payments shall be made over the balance of the Employment Term and Severance Term at the same time as current wages are normally payable. Employee's participation in all medical insurance benefit programs shall continue until the earlier of: (a) such time as Employee is employed by another employer and is covered or permitted to be covered by benefit plans of another employer; or (b) the expiration of the Severance Term.

                           3.1.2 Termination for Cause. If Employee is
terminated for cause, Employer shall have no further obligation whatsoever to Employee hereunder (with the exception of the obligation to pay Employee's salary through the date of termination of employment) and Employee's participation in all benefit programs shall cease as of the date of termination. For purposes of this Agreement, "cause" shall mean any one of the following:

                                  (i)     Employee's personal dishonesty;

                                  (ii)    Employee's willful misconduct;

                                  (iii)   breach of fiduciary duty to Employer
                                          (or any of Employer's subsidiaries)
                                          involving personal profit by Employee;


Employer ______            (Initial Here)

Employee ______

                                  (iv) conviction of Employee for any felony or crime involving moral turpitude;

                                  (v)     material intentional breach by
                                          Employee of any provision of this
                                          Agreement; or

                                  (vi) unsatisfactory performance by Employee of the duties designated for Employee by Employer's Board of Directors, if such unsatisfactory performance is a result of alcohol or drug abuse by Employee.

                    3.2 Termination by Employee. Employee may terminate his employment with Employer at any time without further obligation whatsoever by either party hereunder (with the exception of Employer's obligation to pay Employee's salary through the date of termination of employment and except for the obligations and covenants of Employee pursuant to Sections 4.1. 4.2 and 4.3 and Section 6, which shall survive termination as specified therein) by giving not less than sixty (60) nor more than ninety (90) days' prior written notice of such termination to Employer.

                    3.3 Stock Options. Schedule A to this Agreement sets forth certain information concerning the stock options held by Employee as of the date of this Agreement. In the event of any termination of this Agreement and the Employment Term pursuant to Section 3.1.2 or Section 3.2, all stock options held by Employee that are vested prior to the effective date of the termination shall be exercisable in accordance with their terms, and all stock options held by Employee that are not vested prior to the effective date of the termination shall lapse and be void. All stock options granted to the Employee shall provide (through amendment or otherwise) that, in the event (a) there shall not have occurred any termination of Employee's employment pursuant to Section 3.1.2 or
Section 3.2 or (b) there shall occur any termination of Employee's employment pursuant to Section 3.1.1, then, in each case, in addition to any other rights of Employee hereunder, all such options shall become fully vested as of the end of the Severance Term and shall be immediately exercisable in accordance with their respective terms for a period of ninety (90) days immediately following the end of the Severance Term.

         4.         COVENANT NOT TO COMPETE; NON-DISCLOSURE; NON-SOLICITATION.

                    4.1 Covenant Not to Compete. Employee acknowledges that Employer's business is built upon the confidence of its customers, suppliers, employees, and the general public, and that Employee will acquire confidential knowledge that should not be divulged or used for his own benefit. Employee agrees during the term hereof and, in the event of any termination of Employee's employment pursuant to Section 3.1.2 or Section 3.2, Employee covenants and

Employer ______            (Initial Here)

Employee ______
agrees that, for a period of one year following the termination of his employment under this Agreement, he will not, without the prior written consent of the Employer, engage in, own, manage, operate, control, or participate in any food service business that conducts or franchises activities which are the same as or substantially similar to the restaurant concepts and operations of Employer (determined as of the date on which Employee's employment hereunder terminates) as an employer, employee, principal, partner, director, agent, or otherwise, directly or indirectly, anywhere in the United States of America. Notwithstanding the foregoing, the Employer agrees that Employee's participation in the activities contemplated by Section 1.1 shall not violate this covenant not to compete. Employee understands and acknowledges that his violation of this covenant not to compete would cause irreparable harm to Employer and Employer would be entitled to an injunction by any court of competent jurisdiction enjoining and restraining Employee from any employment, service, or other act prohibited by this Agreement. Employee and Employer recognize and acknowledge that the scope, area and time limitations contained in this Agreement are reasonable. In addition, Employee and Employer recognize and acknowledge that the scope, area and time limitations are properly required for the protection of the business interests of Employer due to Employee's status and reputation in the industry and the knowledge acquired by Employee through his association with Employer's business and the public's close identification of Employee with Employer and Employer with Employee. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including, without limitation, the recovery of damages from Employee or any other person or entity acting in concert with Employee. Employee also agrees that, in the event he breaches this covenant not to compete, Employee will pay reasonable attorneys fees and expenses incurred by Employer in enforcing this covenant not to compete and that the one (1) year period of time during which Employee shall be restricted from certain activities hereunder shall be extended for a period of time equal to any period(s) of time during which Employee engages in any conduct that violates this Section 4.1, the purpose of this provision being to secure for the benefit of the Employer the entire period of time being bargained for by the Employer for the restriction upon the Employee's activities. Employee acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, Employee will receive employment by Employer in accordance with this Agreement. Employer acknowledges that Employee's execution of this Agreement and agreement with the terms of this covenant not to compete is consideration for Employer's agreement to employ Employee pursuant to this Agreement. If any part of this covenant not to compete is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable.

                    4.2 Non-disclosure of Information. Employee recognizes and acknowledges that, as a result of his employment by Employer, he is familiar with and has knowledge of confidential information and certain trade secrets that are valuable, special, and unique assets of Employer. Employee agrees that any such confidential information and trade secrets are the property of

Employer ______            (Initial Here)

Employee ______

Employer. Therefore, Employee agrees that, for and during the entire Employment Term and Severance Term, any such confidential information and trade secrets shall be considered to be proprietary to Employer and kept as the private records of Employer and will not be divulged to any firm, individual, or institution except pursuant to and within the course and scope of Employee's employment hereunder. Further, upon termination of Employee's employment, the Employment Term and/or this Agreement for any reason whatsoever, Employee agrees that he will continue to treat as private and proprietary to Employer any such confidential information and trade secrets and will not release any such confidential information and trade secrets to any person, firm, or institution, or use them to the detriment of Employer. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursuing any remedies available to it for any breach or threatened breach of this Section 4.2, including, without limitation, the recovery of damages from Employee or any person or entity acting in concert with Employee.

                    4.3 Non-solicitation. Employee recognizes and acknowledges that, as a result of his employment by Employer, he is familiar with and has knowledge of confidential information and certain other information regarding the employees of the Employer. Therefore, Employee agrees that, during the term hereof and for a period of two (2) years from the date of termination of Employee's employment, the Employment Term and/or this Agreement, whichever is later, Employee shall not encourage, solicit or otherwise attempt to persuade any person in the employment of the Employer to end his/her employment with the Employer or to violate any confidentiality, non-competition or employment agreement that such person may have with the Employer or any policy of the Employer. Furthermore, neither Employee nor any person acting in concert with the Employee nor any of Employee's affiliates shall, during the term hereof and for a period of one (1) year from the date of termination of Employee's employment, the Employment Term and/or this Agreement, whichever is later, employ any person who has been an employee of Employer unless that person has ceased to be an employee of Employer for at least six (6) months. The parties agree that nothing in this Agreement shall be construed as prohibiting Employer from pursuing any remedies available to it for any breach or threatened breach of this Section 4.3, including, without limitation, the recovery of damages from Employee or any person or entity acting in concert with Employee. Employer shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by Employee.

         5.         DEATH OR DISABILITY OF EMPLOYEE.

                    5.1 Death of Employee. In the event Employee dies during the Employment Term, this Agreement shall terminate upon Employee's death. Employee's estate shall be entitled only to any salary earned but not paid through the date of death.

                    5.2 Disability of Employee. Employer has disability insurance insuring certain of its employees, and Employee is included under such disability insurance. In the event Employee

Employer ______            (Initial Here)

Employee ______
has a disability that materially impairs Employee's ability to perform the essential functions of his duties hereunder for a period of ninety (90) consecutive days, this Agreement shall terminate. Upon a termination resulting from any such disability, Employee shall be entitled to receive any salary earned but not paid through the date that Employee becomes eligible for disability payments under such disability insurance.

         6. RELEASE. Employee, in consideration for the agreements of Employer set forth herein, on behalf of himself, his heirs, executors and assigns, does hereby release Employer, its subsidiaries, affiliates and successors, and all of its officers, directors, employees and agents, and agrees to hold them, and each of them, harmless from any and all claims or causes of action that Employee may now have or know about, or hereafter may learn about, arising from or during his employment or resulting from the change in Employee's employment with Employer effected by this Agreement. Employee agrees that he will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards above and beyond the amount provided for in this Agreement or for any equitable relief.

                    Employee acknowledges that the foregoing release includes, but is not limited to, all claims through the date hereof arising under any federal, state or local law, or ordinance, or any administrative regulations prohibiting employment discrimination and all claims based on any legal restrictions on Employer's right to terminate its employees at will including, but not limited to, any claim based on any actual or implied contract of employment or alleged breach of any covenant of good faith and fair dealing. The foregoing release specifically encompasses all claims of employment discrimination based on race, color, religion, sex, and national origin, as provided under Title VII of the Civil Rights Act of 1964, as amended, or any executive order, all claims of discrimination based on age under the Age Discrimination in Employment Act of 1967, as amended, all claims of discrimination based on handicap or disability under the Americans with Disabilities Act, and all claims of employment discrimination under any state or local statute, law or ordinance.

                    Employee agrees that if he breaches this Agreement or if he files any claim or lawsuit against Employer seeking equitable relief, except any lawsuit to enforce the terms of this Agreement, all payments and benefits provided herein shall cease except as provided by law or applicable benefit plan, and Employee or his estate shall be required to reimburse Employer for all payments and benefits Employee received under this Agreement prior to such time.

         7.         GENERAL PROVISIONS.

                    7.1 No Mitigation. Except as expressly provided to the contrary herein, Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any

Employer ______            (Initial Here)

Employee ______
payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer after Employee's termination or resignation.

                    7.2 Notices. Any notices to be given hereunder by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement (to the attention of the Secretary in the case of notices to Employer), but each party may change such address by written notice in accordance with this Section 7.1. Notices delivered personally shall be deemed communicated at the time of actual receipt; mailed notices shall be deemed communicated as of the third day following deposit in the United States Mail.

                    7.3 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein and that no other agreement shall be valid or binding unless in writing and signed by the party against whom enforcement of such agreement is sought. Any modification of this Agreement will be effective only if it is in writing signed by the party against whom enforcement of such modification is sought.

                    7.4 Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                    7.5 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                    7.6 Waiver of Jury Trial. Employer and Employee hereby expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, and agree that any such action or proceeding shall be tried before a court and not a jury. Employee and Employer hereby agree that any action or proceeding to enforce any claim arising out of this Agreement shall be brought and maintained in any state or federal court having subject matter jurisdiction and located in Nashville, Tennessee. Employee irrevocably waives, to the fullest extent permitted by law, any objection that he may have or hereafter have to the laying of the venue of any such action or proceeding brought in any court located in Nashville, Tennessee, and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.


Employer ______            (Initial Here)

Employee ______

                    7.7 Miscellaneous. Failure or delay of either party to insist upon compliance with any provision hereof will not operate as and is not to be construed to be a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement will not operate and is not to be construed as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances. Employee acknowledges and represents that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.



Employer ______            (Initial Here)

Employee ______

         IN WITNESS WHEREOF, Employee has hereunto affixed his hand and Employer has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

EMPLOYEE:                                 EMPLOYER:


/s/ C. Stephen Lynn                       SHONEY'S, INC.
---------------------------------
C. STEPHEN LYNN

                                          By: /s/ Carole F. Hoover
                                              ----------------------------------

                                          Title: Chair of Human Resources and
                                                 -------------------------------
                                                   Compensation Committee
                                                   -----------------------------
                                                   Board of Directors
                                                   -----------------------------

                                   Schedule A

-----------------------------------------------------------------------------------------------
 DATE OF               OPTIONS               OPTION      DATE OF                   VESTING
  GRANT                GRANTED               PRICE      EXPIRATION                 SCHEDULE
-----------------------------------------------------------------------------------------------
04/11/95               250,000               $10.75     04/11/05            100,000 (Vested)
                                                                             50,000 on 04/11/98
                                                                             50,000 on 04/11/99
                                                                             50,000 on 04/11/00
-----------------------------------------------------------------------------------------------
11/01/95               250,000               $15.25     11/01/05            100,000 (Vested)
                                                                             50,000 on 11/01/98
                                                                             50,000 on 11/01/99
                                                                             50,000 on 11/01/00
-----------------------------------------------------------------------------------------------
08/21/96             1,000,000               $9.625     08/21/03          1,000,000 on 08/21/02
-----------------------------------------------------------------------------------------------
11/01/96               125,000               $7.375     11/01/06             25,000 (Vested)
                                                                             25,000 on 11/01/98
                                                                             25,000 on 11/01/99
                                                                             25,000 on 11/01/00
                                                                             25,000 on 11/01/01
-----------------------------------------------------------------------------------------------
11/02/96                75,000               $16.75     11/02/06             15,000 (Vested)
                                                                             15,000 on 11/02/98
                                                                             15,000 on 11/02/99
                                                                             15,000 on 11/02/00
                                                                             15,000 on 11/02/01
-----------------------------------------------------------------------------------------------
11/03/96                50,000               $18.50     11/03/06             10,000 (Vested)
                                                                             10,000 on 11/03/98
                                                                             10,000 on 11/03/99
                                                                             10,000 on 11/03/00
                                                                             10,000 on 11/03/01
-----------------------------------------------------------------------------------------------
                     1,750,000
-----------------------------------------------------------------------------------------------